UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive San Jose, California	95124
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 559-7778

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 31, 2017 the Board of Directors (the “Board”) of Xilinx, Inc. (the “Company”) approved and adopted amendments to the Company’s Bylaws, effective immediately. The Bylaws were amended primarily to implement proxy access.  Specifically, section 2.14(b) was revised and new section 3.15 was added to permit, subject to applicable conditions, stockholders to make use of proxy access to nominate director candidates. The key parameters of the Company’s proxy access Bylaws are:

•	Ownership threshold:	3% of our outstanding shares entitled to vote for the election of all directors
•	Holding period:	3 years of shares being continuously held
•	Number of nominees:	up to 2 nominees, or if greater, up to 20% of directors in office
•	Nominating group size:	up to 20 stockholders, each of whom meets the requirements in the Bylaws, may group together to reach the 3% ownership threshold

The Bylaws were also amended to require certain disclosures by all nominees for election to the Board and by stockholders seeking to nominate director candidates, as well to clarify and harmonize other terms of the Bylaws.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Bylaws, as amended, filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	Bylaws, as amended effective March 31, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: April 3, 2017	By:	/s/ Scott Hover-Smoot
Scott Hover-Smoot
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws, as amended effective March 31, 2017